UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2009
Nissan Auto Receivables Corporation II
(Exact name of Depositor as specified in its charter)
Nissan Auto Receivables 2009-A Owner Trust
(Exact name of Issuing Entity as specified in its charter)

Delaware	333-138931-06	36-7511309

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation of Issuing	File Number of Issuing Entity)	Identification No. of
Entity)		Issuing Entity)

ONE NISSAN WAY
ROOM 5-124
FRANKLIN, TENNESSEE	37067

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 725-1121
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
          On March 19, 2009, Nissan Auto Receivables Corporation II (“NARC II”) and Nissan Motor Acceptance Corporation (“NMAC”) entered into an Underwriting Agreement with Banc of America Securities LLC, on behalf of itself and as representative of the several underwriters (collectively, the “Underwriters”), for the issuance and sale of notes of Nissan Auto Receivables 2009-A Owner Trust, a Delaware statutory trust established by a Trust Agreement dated as of January 23, 2009, as amended and restated by an Amended and Restated Trust Agreement dated as of March 13, 2009, by and between NARC II, as depositor, NMAC, as administrator, and Wilmington Trust Company, as owner trustee, in the following classes: Class A-1, Class A-2, Class A-3 and Class A-4 (collectively, the “Notes”). The Notes have an aggregate principal balance of $1,369,522,000. The Notes have been registered pursuant to the Securities Act of 1933, as amended, under a Registration Statement on Form S-3 (Commission File No. 333-138931). It is anticipated that the Notes will be issued on or about March 25, 2009.
          Attached as Exhibit 1.1 is the Underwriting Agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits
     The exhibit number corresponds with Item 601(a) of Regulation S-K.

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated March 19, 2009, among NARC II, NMAC and Banc of America Securities LLC, on behalf of itself and as representative of the several Underwriters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISSAN AUTO RECEIVABLES CORPORATION II
By:	/s/ Rakesh Kochhar
	Name:	Rakesh Kochhar
	Title:	Treasurer

Date: March 20, 2009

EXHIBIT INDEX
Item 601(a) of Regulation S-K

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated March 19, 2009, among NARC II, NMAC and Banc of America Securities LLC, on behalf of itself and as representative of the several Underwriters.